Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Ambev S.A. of our report dated March 19, 2013 relating to the financial statements of Anheuser-Busch InBev N.V./S.A.’s interests in Companhia de Bebidas das Américas – Ambev and Ambev S.A. (formerly InBev Participações Societárias S.A.) , which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers Auditores Independentes

São Paulo, SP

July 8, 2013